Phase 3 Development for Batoclimab in Myasthenia Gravis Corporate Update January 2022 eExhibit 99.1

Forward-looking statements 2 This presentation contains forward-looking statements for the purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995 and other federal securities laws. The use of words such as “may,” “might,” “will,” “would,” “should,” “expect,” “believe,” “estimate,” “design,” “plan,” and other similar expressions are intended to identify forward-looking statements. Such forward looking statements include Immunovant’s plan to start a Phase 3 study for batoclimab in myasthenia gravis (MG) in the first half of calendar year 2022 with a likely data readout in 2024, and expectations with respect to the safety and monitoring plan and size of the safety database; Immunovant’s plan to explore in subsequent study periods follow-on treatment with alternative dosing regimens; Immunovant’s plan to develop batoclimab across a broad range of autoimmune indications; Immunovant’s expectations regarding timing, the design and results of clinical trials of its product candidates and indication selections; and the potential benefits of batoclimab’s unique product attributes. All forward-looking statements are based on estimates and assumptions by Immunovant’s management that, although Immunovant believes to be reasonable, are inherently uncertain. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that Immunovant expected. Such risks and uncertainties include, among others: initial results or other preliminary analyses or results of early clinical trials may not be predictive final trial results or of the results of later clinical trials; the timing and availability of data from clinical trials; the timing of discussions with regulatory agencies, as well as regulatory submissions and potential approvals; the continued development of Immunovant’s product candidate, including the timing of the commencement of additional clinical trials and resumption of current trials; Immunovant’s scientific approach, clinical trial design, indication selection and general development progress; future clinical trials may not confirm any safety, potency or other product characteristics described or assumed in this presentation; any product candidate that Immunovant develops may not progress through clinical development or receive required regulatory approvals within expected timelines or at all; Immunovant’s product candidate may not be beneficial to patients, or even if approved by regulatory authorities, successfully commercialized; the potential impact of the ongoing COVID-19 pandemic on Immunovant’s clinical development plans and timelines; Immunovant’s business is heavily dependent on the successful development, regulatory approval and commercialization of its sole product candidate, batoclimab; Immunovant is at an early stage in development of batoclimab; and Immunovant will require additional capital to fund its operations and advance batoclimab through clinical development. These and other risks and uncertainties are more fully described in Immunovant’s periodic and other reports filed with the Securities and Exchange Commission (SEC), including in the section titled “Risk Factors” in Immunovant’s most recent Annual Report on Form 10-K, its Form 10-Q filed with the SEC on November 5, 2021, and Immunovant’s subsequent filings with the SEC. Any forward-looking statement speaks only as of the date on which it was made. Immunovant undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

3 We have achieved alignment with the FDA to move forward in MG. We plan to start a Phase 3 study for batoclimab (IMVT-1401) in MG in the first half of calendar year (CY) 2022. Alignment to move forward in myasthenia gravis (MG) is important for patients, with the potential to offer a differentiated treatment option in MG and enables broad development of batoclimab Our Phase 3 trial in MG is designed to uniquely address unmet patient needs by leveraging batoclimab’s broad therapeutic window and simple subcutaneous delivery device to provide a differentiated offering. In CY 2022, we expect to begin pivotal studies in three indications (including MG). We also plan to announce studies in at least two new indications (beyond MG, TED and WAIHA) by August 2022.

Aligned with FDA on required safety exposures and safety/monitoring plan for pivotal MG study 4 Inclusion and exclusion criteria for MG Ph3 trial enable access to broad population Statins will be permitted as concomitant medication but don’t need to be initiated during blinded treatment periods. Statin initiation may occur, per protocol, in long term extension. Inclusion Exclusion Subjects with MGFA class II-IVA MG • Subjects with baseline LDLs greater than 190 • Subjects with a history of cardiovascular disease that have an LDL greater than 160 • Subjects with a cardiovascular event within the prior 6 months Subjects with wide range of severity (baseline MG-ADL score of 5 or more) AChR Ab+ and AChR Ab- patients • Primary endpoint analysis excludes AChR Ab- patients Note: subset of inclusion and exclusion criteria for MG Ph3 trial shown on slide MGFA = Myasthenia Gravis Foundation of America; MG-ADL = Myasthenia Gravis Activities of Daily Living scale; AChR Ab+/- = acetylcholine receptor antibody-positive or negative

People with MG recognize limitations of current therapies, which keep them from living their normal lives Historical standards of care have important limitations Episodic or cyclical treatment – especially steroids and IVIg Prolonged time to onset for other immunosuppressants Potential trade-offs to achieve therapeutic benefit Potential safety concerns Some invasive with burdensome route of administration As medications are adjusted, anxiety about flares remain Desire confidence in ability to sustain an adequate response Fear of flare may limit patients’ outlook of the future 5 MG patient research feedback promising for anti-FcRn class Source: Immunovant Market Research

Nearly 80% of people with MG (on treatment) reported moderate or major lifestyle modifications 6 MG patient survey feedback, specifically incorporated into batoclimab trial design Source: MG Patient Quantitative Survey (n=50). Q: What is the extent of lifestyle modifications you make around your myasthenia gravis? Slight lifestyle modifications Major lifestyle modifications Moderate lifestyle modifications 38% None of the respondents stated that they make “no lifestyle modifications” around their MG 22% 40%

Chronic Dosing: “I want to stay on my MG treatment, even when my symptoms are under control, so that I can maintain a response and avoid potential symptom flares” "It's easier to schedule life around something so consistent" 94% of MG patients surveyed preferred a chronic versus intermittent dosing approach 7 MG patient survey feedback, specifically incorporated into batoclimab trial design Source: Analysis – MG Patient Quantitative Survey (n=50) Intermittent Dosing: “I only want MG treatment intermittently when my symptoms flare” 94% 6%

Phase 3 trial in MG is designed to address unmet patient needs and differentiate batoclimab 8 Flexible dosing to match disease fluctuations: Myasthenia gravis waxes and wanes over time; clinicians and patients desire a data-driven approach to optimize care over time Peace of mind over time: Chronic treatment to provide consistent symptom relief while lowering the dose to maintain efficacy with potentially fewer side effects Need for significant improvement initially: High doses included in the induction period to achieve maximum efficacy at the beginning of treatment “I need flexibility over time” “I don’t want to flare” “I want to get better”

Flexible Phase 3 design that is common in immunology trials but a first for an MG trial 9 Gain control INDUCTION PHASE Keep control MAINTENANCE PHASE Optimize control LONG-TERM EXTENSION (LTE)

MG Phase 3 trial design (N ~ 200)


Randomization
Period 1:
Induction (12 weeks)
Placebo-controlled,
two dose regimens:
680mg batoclimab QW SC
340mg batoclimab QW SC
Placebo QW SC
Re-Randomization
Period 2:
Maintenance (12 weeks)
Placebo-controlled,
two dose regimens:
340mg batoclimab QW SC
340mg batoclimab Q2W SC
Placebo QW SC

*Maximize efficacy through primary endpoint**

Maintain efficacy with anchor dose and lower dose

Primary analysis population: AChR Ab+

***Primary endpoint:** change in MG-ADL through 12 weeks

Period 2 followed by **Long-Term Extension** (LTE) study. Rescue therapy available during LTE per protocol.

IMMUNOVANT

QW = weekly; Q2W = bi-weekly; SC = subcutaneous injection; AChR Ab+ = acetylcholine receptor antibody-positive; MG-ADL = Myasthenia Gravis Activities of Daily Living scale

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11 NIPOCALIMAB 15 mg/kg Q2W for 22 weeks, after single loading dose of 30 mg/kg Down titration allowed in long term extension (LTE) IV administration EFGARTIGIMOD BATOCLIMAB Down titration allowed and rescue for symptomatic exacerbations in LTE Routine SC administration Fast onset, induction period4 infusions, 10 mg/kg QW; then additional cycles based on loss of response Symptomatic exacerbations treated with additional intravenous cycle IV administration, bridge to Halozyme Patient Needs Addressed Quick, deep response to gain control Flexible dosing in chronic phase for disease fluctuations Steady, chronic dosing Ease of administration Batoclimab’s Phase 3 trial in MG designed to deliver differentiated value Continuous dosing via induction, maintenance (3 different doses)

Potential for anti-FcRn technology to help a broad range of people impacted by autoimmune disease

Autoimmune diseases* driven by pathogenic IgG + estimated prevalence (2021)



MG 66,000 104,000
WAIHA 42,000 67,000
TED 33,000 52,000
Initial Opportunity
~364,000 patients
RA** 222,000 348,000
SLE 281,000 207,000
HDFN 137,000 215,000
ITP 65,000 140,000
LN 112,000 83,000
CLE*** 88,000 65,000
Myositis 49,000 77,000
pSS*** 32,000 62,000
PV 28,000 45,000
CIDP 16,000 25,000
BP 8,000 13,000
PF 7,000 12,000
MOG 7,000 11,000
AIE 2,000 4,000
Expanded Opportunity
≥ 2,360,000 patients total
US
Europe

+

Total US Patients

1,200,000

+

Total European Patients

1,530,000

**Refractory RA patient prevalence data shown

***Moderate to Severe pSS and CLE prevalence data shown

*Note: List of diseases is illustrative only and does not represent our targeted indications (for more information, see Immunovant's most recent Annual Report on Form 10-K filed with the SEC on Jun 1, 2021 and Quarterly Report on Form 10-Q filed with the SEC on November 5, 2021). MG: Myasthenia Gravis; WAIHA: Warm Autoimmune Hemolytic Anemia; TED: Thyroid Eye Disease; ITP: Idiopathic Thrombocytopenic Purpura; PV: Pemphigus Vulgaris; CIDP: Chronic Inflammatory Demyelinating Polyneuropathy; BP: Bullous Pemphigoid; PF: Pemphigus Foliaceus; AIE: Autoimmune Encephalitis LGI1+; MOG: Myelin oligodendrocyte glycoprotein antibody disorder; pSS: Primary Sjögren's Syndrome; SLE: Systemic Lupus Erythematosus; HDFN: Hemolytic Disease of the Fetus and Newborn; RA: Rheumatoid Arthritis; LN: Lupus Nephritis; CLE: Cutaneous Lupus Erythematosus
Europe includes all EU countries, the UK and Switzerland

IMMUNOVANT

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Plan to initiate three pivotal trials in 2022 13 Target Indication Phase 1 Phase 2 Phase 3 Anticipated Milestones Myasthenia Gravis (MG) Top Line Results expected 2024 Thyroid Eye Disease (TED) Expecting to initiate pivotal trials in 2022 for two of these four indications Warm Autoimmune Hemolytic Anemia (WAIHA) Indication 4* Indication 5* Batoclimab represents a robust pipeline in a product *Two new indications to be announced by Aug 2022

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